UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2022

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd., Suite 100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced retirement of John Killea from Stewart Information Services Corporation (the “Company”), on December 27, 2022, the Board of Directors of the Company approved December 31, 2022 (the “Effective Date”) as the date Mr. Killea shall cease to serve as an executive officer of the Company. In order to assist the Company as he transitions out of his former role, he will continue as an employee in a non-executive capacity during the transition period, on the terms described below. On the same date, the Board of Directors appointed Elizabeth Giddens as the successor to the role of Chief Legal Officer, effective January 1, 2023.

On December 28, 2022, Mr. Killea and the Company entered into a Transition Services Agreement (the “Agreement”), whereby Mr. Killea agrees to assume the role of Senior Advisor to the Company’s Chief Legal Officer from the Effective Date through March 31, 2023, unless extended by mutual agreement. Under the terms of the Agreement, Mr. Killea waived his right to receive long-term incentive compensation as set forth in Section 4.2 of his existing employment agreement for periods commencing on or after January 1, 2023, and in exchange, the Company agreed to extend the term of his outstanding stock option awards to permit an extended exercise period through March 31, 2028. The Company also agreed to pay Mr. Killea $25,000 per month for performance of services and he shall continue to participate in the Company’s welfare benefit plans.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2022, the Company’s Board of Directors approved the Company’s Fifth Amended and Restated Bylaws (the “Amended Bylaws”) primarily to update the procedural mechanics for stockholder nominations of directors related to Rule 14a-19 (“Rule 14a-19”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to reflect certain recent changes to the Delaware General Corporation Law (the “DGCL”).

The Amended Bylaws provide, among other things, that (i) in the notice nominating a person for director of the Company pursuant to the advance notice provisions of the Amended Bylaws, a stockholder must include a representation as to whether the stockholder or its affiliates intend to solicit proxies in accordance with Rule 14a-19 under the Exchange Act (such notice pursuant to Rule 14a-19, a “Rule 14a-19 Notice”), (ii) after providing a Rule 14a-19 Notice, such stockholder must provide reasonable evidence that it has met the requirements of Rule 14a-19 if requested by the Company, and (iii) if the Company determines in good faith that such stockholder failed to meet such requirements of Rule 14a-19 after previously providing a Rule 14a-19 Notice, the Company shall disregard such stockholder’s nominations and any proxies or votes solicited for such nominees. Additional changes to the Amended Bylaws include (i) allowing for stockholder meetings to be adjourned as permitted under the DGCL and (ii) removing the requirement for the Company to produce and keep, at the time and place of a meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting.

The foregoing description of the Amended Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Bylaws attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

3.1	Fifth Amended and Restated Bylaws of Stewart Information Services Corporation.
10.1	Transition Services Agreement, dated December 28, 2022, between John Killea and Stewart Information Services Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey
Chief Financial Officer and Treasurer

Date: December 29, 2022